Exhibit 99.1

Department of Veterans Affairs Awards a $6.5 million Blanket Purchase Agreement to
CHF Solutions to Supply Aquadex FlexFlow System for Outpatient Services in Tampa, Fla.

EDEN PRAIRE, MN, July 25, 2018 (GLOBE NEWSWIRE) – As previously disclosed on its website, FedBizOps.gov, the United States Department of Veterans Affairs has awarded CHF Solutions, Inc. (Nasdaq:CHFS) a blanket purchase agreement from the United States Department of Veterans Affairs to supply Aquadex FlexFlow consoles and blood circuit sets to the James A. Haley Department of Veterans Affairs Medical Center in Tampa, Florida (Tampa VAMC).  The blanket purchase agreement allows, but does not obligate, the Tampa VAMC to purchase up to a maximum of approximately $1.3 million per year (totaling up to a maximum of approximately $6.5 million in the aggregate) of Aquadex FlexFlow consoles and blood circuit sets over a contract period of up to 5 years (structured as a base year plus four option years).

“We are pleased the Tampa VAMC is expanding the use of the Aquadex FlexFlow system into the outpatient setting,” said John Erb, chairman and chief executive officer of CHF Solutions.  “This provides another option for managing fluid in heart failure patients without requiring an admission to the hospital.”

About CHF Solutions

CHF Solutions, Inc. (NASDAQ:CHFS) is a medical device company focused on commercializing the Aquadex FlexFlow system for Aquapheresis® therapy. The Aquadex FlexFlow system is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. All treatments must be administered by a healthcare provider, under physician prescription, both of whom having received training in extracorporeal therapies. The company's mission is to predict, measure, and control patient fluid balance through science, collaboration, and innovative medical technology. CHF Solutions is a Delaware corporation headquartered in Minneapolis, Minnesota with wholly owned subsidiaries in Australia and Ireland. The company has been listed on the Nasdaq Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, the statement regarding the benefits from using the Aquadex FlexFlow for physicians across the globe.  Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our ability to execute on our business strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. CHF Solutions does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

12988 Valley View Road   Eden Prairie, Minnesota 55344 USA   Corporate (952) 345-4200   Fax (952) 224-0181   www.chf-solutions.com

#  #  #

CONTACTS:

INVESTORS:
Claudia Napal Drayton
Chief Financial Officer
CHF Solutions, Inc.
952-345-4205
ir@chf-solutions.com

-or-
Bret Shapiro
Managing Partner
CORE IR
516-222-2560
brets@coreir.com
www.coreir.com

MEDIA
Jules Abraham
JQA Partners, Inc.
917-885-7378
jabraham@jqapartners.com

12988 Valley View Road   Eden Prairie, Minnesota 55344 USA   Corporate (952) 345-4200   Fax (952) 224-0181   www.chf-solutions.com